1 COMMONWEALTH OF MASSACHUSETTS SUFFOLK, ss. THE TRIAL COURT SUPERIOR COURT DEPARTMENT GLAS TRUST COMPANY, LLC AS TRUSTEE OF COPPER PROPERTY CTL PASS-THROUGH TRUST, CTL PROPCO I LLC, CTL PROPCO I L.P., CTL PROPCO PR I LLC, and CTL PROPCO PR II LLC, Plaintiffs, vs. ANTON MELCHIONDA and ONYX PARTNERS LTD., LLC, Defendants. COMPLAINT AND JURY DEMAND No. ___________________________ INTRODUCTION Plaintiff GLAS Trust Company, LLC, as Trustee of Copper Property CTL Pass-Through Trust (the “Trust”), together with Plaintiffs CTL PROPCO I LLC, CTL PROPCO I L.P., CTL PROPCO PR I LLC, and CTL PROPCO PR II LLC (collectively, the “Seller”), by and through their undersigned counsel, bring this Complaint against Defendants Anton Melchionda and Onyx Partners Ltd., LLC, (“Onyx” and, together with Melchionda, “Defendants”) and allege as follows: 1. This case arises from Defendants’ unlawful scheme to hold hostage nearly $1 billion worth of real estate assets after repeatedly and knowingly misrepresenting their ability to purchase those assets from the Trust. 2. The Trust, a public trust held by hundreds of certificateholders, was formed in 2021 under the judicially confirmed, Chapter 11 reorganization plan of J.C. Penney Company, Inc. (“J.C. Penney”). The Trust was established as a liquidating trust to receive, and ultimately sell, a Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number kg 1

2 portfolio of 160 retail stores and six warehouse/distribution centers. The Trust received the portfolio as partial consideration for emergency funding provided by the Trust’s initial certificateholders to complete the successful recapitalization of J.C. Penney and avoid its liquidation, saving more than 60,000 jobs and retail stores located in hundreds of local communities across the country. 3. In the spring of 2025, as part of a competitive process, Defendants submitted an attractive bid to purchase all the retail properties remaining in the Trust’s portfolio. In support of this bid, Defendants repeatedly and falsely assured the Trust that Defendants had already secured sufficient funding to complete the proposed purchase of those properties. This was not true at the time, and Defendants knew it. Instead, Defendants misrepresented their capital position to lure the Trust into accepting their bid. 4. In reliance on Defendants’ misrepresentations, the Trust caused Seller to enter into a buyer-friendly purchase and sale agreement (the “PSA”) with OPLTD JCP LLC (the “Buyer”), a purchasing vehicle formed by Defendants, pursuant to which the Buyer would acquire the Trust’s portfolio of retail properties (collectively, the “Properties,” and individually, each a “Property”) for approximately $947.0 million (the “Transaction”).1 The PSA was agreed following a competitive sales process, involving hundreds of interested parties. Had Defendants not fraudulently induced Seller to enter into the PSA, the Trust would have sold the Properties to one or more other buyers at attractive prices. 5. Indeed, since its creation, and over the course of over four years preceding its entry into the PSA with Buyer, the Trust has successfully and without incident sold 10.1 million square 1 Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the PSA, which is attached hereto as Exhibit 1. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

3 feet of warehouse/distribution centers and 43 retail properties totaling 6.2 million square feet, across 18 states to 30 separate buyers. In every one of these transactions, the Seller met its closing obligations, obtained clean tenant estoppels where required, and closed on the agreed terms without issue. When the Trust caused the Seller to enter into the PSA with Buyer, the Trust had every expectation—based on Defendants’ representations—that this Transaction would proceed to a timely closing, just as the prior sales had. This would allow the Trust to return to its certificateholders, by its then-scheduled liquidation date in early 2026, capital that had been deployed over five years earlier to rescue J.C. Penney. 6. Defendants’ false representations also induced Seller to agree to an amendment to the PSA that provided Buyer with four separate extensions of the closing deadline, and to make substantial off-market accommodations to aid Defendants in carrying out Defendants’ obligations. This was all done to facilitate a closing that Defendants told the Trust was a certainty when Defendants knew all along that this was a lie. 7. Although Defendants held themselves out to be bona fide and well-funded purchasers from the outset of the sales process, the opposite was true. To induce the Trust, through the Seller, to enter into the PSA in June 2025, Defendant Melchionda and his associates sent Plaintiffs a letter of intent that assured the Trust that funding was in place and promised debt-free funding through a “strategic capital partner.” Defendants added that Buyer was not only capitalized but overcapitalized, claiming that Defendant Melchionda had substantial personal assets to backstop the funding. But Defendants knew at the time that the funding they asserted they possessed, and that they promised the Trust would be used to complete the Transaction, was not a certainty—or even close to it. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

4 8. Once Defendants had induced the Trust, through the Seller, to enter into the PSA, the promised funding never materialized. As their assurances to the Trust evaporated into thin air, Defendants consistently and repeatedly promised the Trust that they either had, or were in a position to secure, the needed funding, with only a bit more time. 9. By September 2025, Defendants pivoted to proposing to finance the Transaction almost entirely with debt, contrary to their representations at the outset of negotiations that their purchase would be debt-free. All of Defendants’ claims were a sham. Defendants repeatedly misrepresented the status of funding discussions with major financial institutions to make their financing prospects appear more certain than they were, buying time while they scrambled for funds behind the scenes. And, contrary to their repeated representations to the Trust, Defendants did not have access to personal funds or additional lines of credit that could serve as a fallback if Defendants failed to secure funding from other sources. 10. Defendants’ unlawful scheme shifted into high gear once they failed to close the Transaction by December 2025 and the PSA had terminated by its terms. Rather than accept the fact that they could not fund the Transaction and the contractual consequences of that failure, Defendant Melchionda and his associates went on the offensive, manufacturing a series of pretexts—disputes over tenant estoppels, post-deadline demands, title-clouding litigation, and a misinformation campaign—to attempt to create leverage over the Properties and to try to cover for the fact that they had strung the Trust along by misrepresenting their ability to finance the Transaction. 11. Specifically, beginning in December 2025, Defendants filed more than thirty notices of pendency in four states, clouding title and paralyzing Seller’s property rights at every turn. As if that were not enough, Defendants have also dragged Seller into litigation in multiple Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

5 jurisdictions, seeking specific performance and alleging material breach of the very PSA on which Defendants themselves lack the funds to close. This meritless, multi-front assault has paralyzed the Trust, Seller, and the Properties, and forced Plaintiffs to retain counsel in every jurisdiction Defendants have targeted—all at considerable expense to the Trust and even more substantial unanticipated operating costs. Defendants’ conduct has also damaged the Trust’s relationships with market participants, resulting in substantial opportunity costs for the Trust and its certificateholders. 12. Defendants have also spread malicious falsehoods about the Trust, Seller, and the Transaction, falsely casting the Trust as the party responsible for the Transaction’s collapse—all while knowing full well that, unlike Defendants, the Seller stood ready, willing, and able to close. 13. Defendants have pursued this campaign to cloud title to the Properties, block the Trust’s marketing or sale of the Properties to any other party, impede the Trust’s ability to raise financing secured by the Properties, and provide Defendants with a vehicle to shift blame for their failure and misconduct, all while engaging in a transparently hollow and performative charade to misrepresent to market participants and courts in multiple jurisdictions that they are somehow still just on the cusp of being able to close a now-expired PSA originally signed over a year ago— ironically, the same charade the Defendants perpetrated on the Trust and the Seller. Thus, in practice, Defendants’ misinformation campaign functions as its own lis pendens because it too prevents sales and financing efforts. 14. The original PSA has now terminated by its terms, Defendants are not entitled to purchase the Properties, and their ongoing bad-faith campaign of public misstatements and other general misstatements in the marketplace concerning the Properties for the purpose of interfering Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

6 with the Trust’s efforts to sell the Properties to another buyer has caused the Trust substantial injury amounting to over $150 million in damages. 15. What is worse, Defendants have continued their strategy of using public misstatements to hold the Properties hostage, despite having effectively admitted that the Transaction has terminated. Twice in July 2026, Defendants sent the Trust putative letters of intent proposing to purchase the Properties anew and proceeded to make those bids public by leaking information about them to the media. The new bids make plain Defendants’ bad-faith strategy, which is premised on enforcement of a contract that Defendants recognize has been terminated by their repeated failure to deliver the purchase price on multiple closing dates. 16. Accordingly, Plaintiffs bring this action seeking damages and equitable relief for Defendants’ fraud, unfair and deceptive conduct, interference with business relationships, and related tortious conduct. PARTIES 17. Plaintiff GLAS Trust Company, LLC is a New Hampshire limited liability company. GLAS Trust Company, LLC is the sole trustee of the Trust. GLAS Trust Company, LLC is named as plaintiff solely in its capacity as Trustee, and for the benefit of the Trust, and not in its own right or for its own benefit. The Trust was established in 2021 in connection with the May 2020 bankruptcy of J.C. Penney Company, Inc. to receive, manage, lease, and sell 160 retail store properties and six warehouse/distribution centers. The Trust manages and controls the entities comprising Seller, which are wholly owned subsidiaries of the Trust. The Trust holds the economic interests of the parties because it is the entity in which the recoverable value resides. The Trust is managed by Hilco Trading LLC (d/b/a Hilco Global) and Hilco Real Estate, LLC (“Hilco Real Estate”). Hilco Real Estate is a national provider of strategic real estate advisory and Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

7 transactional services. Together, Hilco Trading LLC and Hilco Real Estate have the day-to-day authority to manage the Trust’s assets and direct its affairs. 18. Plaintiffs CTL PROPCO I LLC, CTL PROPCO I L.P., CTL PROPCO PR I LLC, and CTL PROPCO PR II LLC are entities formed to hold and sell the Trust’s assets. The Trust is the sole interest-holder in each of these entities. 19. Defendant Anton Melchionda (“Melchionda”) is an individual residing in Massachusetts. Melchionda is the founder and principal of Defendant Onyx Partners Ltd., LLC. Melchionda personally directed, participated in, and controlled the tortious conduct alleged herein. He executed the PSA and its amendments as Manager of OPLTD JCP LLC and personally made the material misrepresentations and public statements at issue in this action, and otherwise directed the scheme to hold the Properties hostage following termination of the PSA. 20. Defendant Onyx Partners Ltd., LLC (“Onyx”) is a business entity organized under the laws of Massachusetts with a principal place of business in Massachusetts. Onyx holds itself out as a real estate investment firm and is the entity through which Defendant Melchionda conducted the business giving rise to this action. 21. OPLTD JCP LLC is a Delaware limited liability company with its principal place of business in Delaware that was created by or affiliated with Onyx and Melchionda as the transaction vehicle for the purpose of purchasing certain Properties within the Trust’s portfolio. OPLTD JCP LLC is not named as a defendant in this action but is identified herein as the entity through which Defendants conducted their scheme. JURISDICTION AND VENUE 22. The Superior Court Division has subject matter jurisdiction over this action pursuant to G.L. c. 212, § 3, as a civil action in which damages are sought in excess of $50,000. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

8 23. This Court has personal jurisdiction over each Defendant. Defendant Melchionda is a Massachusetts resident who directed all relevant conduct from Massachusetts. Defendant Onyx maintains its business address at 220 Reservoir Street, Suite 3, Needham, Massachusetts 02494. The tortious acts giving rise to this Complaint were committed in, directed from, or had their primary impact in Massachusetts. 24. Venue is permissible in the Business Litigation Session because Defendants conduct business regularly in Boston, MA and significant portions of the conduct alleged herein occurred in Suffolk County. Venue is also permissible pursuant to Administrative Directive 03-1 of the Business Litigation Session (the “BLS”), which permits cases whose “venue lies in Essex, Middlesex, [or] Norfolk” to be filed in the BLS, because Defendants maintain business offices in Norfolk County. 25. This action is properly designated for the BLS pursuant to Superior Court Administrative Directive No. 24-1 because it involves complex commercial transactions and false statements arising from a sophisticated real estate transaction valued at $934.6 million, and with significant effect on the underlying value of those Properties. FACTUAL BACKGROUND I. The Trust and Its Properties 26. J.C. Penney filed for bankruptcy in May 2020. To enable J.C. Penney’s successful, judicially confirmed reorganization plan, the Trust was established in 2021 to receive a portfolio of 160 retail stores and six warehouse/distribution centers, and ultimately sell these Properties. The Trust received this portfolio as partial consideration for emergency funding provided by the Trust’s initial certificateholders to complete the successful recapitalization of J.C. Penney and avoid its liquidation, saving more than 60,000 jobs and retail stores located in hundreds of local communities across the country. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

9 27. The Trust maintains a copy of the Amended and Restated Pass Through Trust Agreement between Copper Bidco LLC and GLAS Trust Company, LLC, dated January 30, 2021 (the “Trust Agreement”), on its website as a matter of public record, together with all required quarterly, annual, and other Securities & Exchange Commission (“SEC”) filings. 28. The Trust Agreement provides that the Trust must be discharged or terminated no later than ninety (90) days after the later of the filing of its final tax returns and final required reports, and only after all Trust assets have been sold and all required distributions made to certificateholders, but in no event may the Trust be terminated later than five years from January 30, 2021 unless the Trustee, manager, and majority certificateholders determine that a fixed period extension is necessary. The Trust therefore aimed to complete the sale of its assets before the Trust’s mandated wind-down date, which fell on January 30, 2026. II. The Retail Master Lease 29. On December 7, 2020, Seller’s predecessor-in-interest executed a retail master lease (the “Retail Master Lease”) with Penney Tenant I LLC (“Tenant”). Tenant’s parent entity, Penney Intermediate Holdings LLC, was formed following J.C. Penney’s emergence from Chapter 11 bankruptcy in 2020. Tenant is an entity formed by, and under the joint control of, a joint venture majority-owned by two major mall owners: Simon Property Group, L.P. (“Simon”) and Brookfield Asset Management Inc. (“Brookfield”). Simon and Brookfield formed Tenant as part of the J.C. Penney bankruptcy proceeding to acquire the operations of J.C. Penney, and it is the sole tenant of the Properties owned by the Trust. The Retail Master Lease is the single, indivisible lease that was created to cover the Trust’s original 160 retail stores. The Trust’s warehouse/distribution centers were sold in a separate transaction in December 2021 to a third-party buyer and were covered by a separate lease, which is not relevant here. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

10 30. The Retail Master Lease is for an initial term of 20 years commencing on December 7, 2020. If no renewal options are exercised, the initial term is set to expire on December 31, 2040. 31. The Retail Master Lease is the Trust’s sole source of income. Under the Retail Master Lease, Tenant’s total payment obligation each lease year consists of a base rent plus additional rent. When the Retail Master Lease was executed, the base rent was $121.2 million, with annual adjustments up to no more than 2%. On top of base rent, Tenant pays, as additional rent, its proportionate share of impositions, operating expenses, and other costs and charges, without duplication. 32. The Retail Master Lease also provided Tenant with a right of first offer (“ROFO”) in connection with the sale of certain Properties. III. The Trust’s Track Record of Successful Closings and the Marketing of the Properties 33. Between the commencement of its operations in January 2021 and late 2024, the Trust successfully sold: (i) six warehouse/distribution centers covering 10.1 million square feet; and (ii) 39 retail properties covering 5.7 million square feet. 34. In late 2024, the Trust decided to capitalize on favorable market conditions and explore the potential sale of its then-remaining portfolio of 121 Properties, such that it would be able to complete such a sale by its appointed liquidation date in January 2026. To that end, the Trust commissioned Newmark Group, Inc. (“Newmark”) to conduct a marketing process in early 2025. 35. In connection with the marketing process, Seller provided Tenant with its ROFO as set forth in the Retail Master Lease. The Tenant exercised its ROFO rights to purchase two Properties. This left 119 Properties in the Trust’s portfolio. At the time that Buyer sent a letter of Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

11 intent to Seller in May 2025, the remaining base rent under the Retail Master Lease was $98.2 million, after taking into account Tenant’s purchase of the two Properties referenced above. 36. The marketing effort for the remaining Properties was led by Robert Griffin, Newmark’s Co-Head of U.S. Capital Markets, who is one of the nation’s leading real estate sales executives. Griffin and the Newmark team working under his direction are based in Boston, and a significant portion of the Newmark team’s interactions with Defendants occurred in Boston. 37. By any measure, the Trust’s remaining Properties were highly desirable at the time they were marketed, and remain so today. They are concentrated in and around major metropolitan markets—including Austin, Houston, Miami, Los Angeles, and New York—with approximately 50% located in high-growth Sunbelt states and another 30% in the coveted California and Texas markets. The Properties’ value is further enhanced by the Retail Master Lease, which is long- term, upward-only in rent, and under which Tenant pays all expenses. 38. Because of the Retail Master Lease, the Trust’s portfolio is 100% occupied by the Tenant, and the Trust has collected 100% of contractual rent from Tenant over the life of the Retail Master Lease. This allows the portfolio to function much like a convertible bond: it generates a steady stream of income from the in-place lease, plus it provides the portfolio owner with additional optionality in the form of potential real estate value beyond the lease from alternative uses (such as redevelopment) for a number of the Properties. The Trust has already demonstrated its ability to realize on the substantial as-leased and alternative real estate values embedded in the portfolio, selling 43 Properties over the past five years for a combined $548.0 million, reflecting $88 per square foot and a 5.2% initial annual yield (i.e., “capitalization rate”) (which is considered a very attractive yield for assets of this kind). Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

12 39. Any future purchaser would have the ability to step into the Seller’s shoes as landlord, and immediately receive the benefit of a locked-in rent stream for the remaining lease term, without needing to find a tenant or negotiate terms from scratch. 40. In early 2025, Newmark took the remaining Properties to market, distributing a teaser. 41. At the outset, Newmark believed that the portfolio’s combination of underlying real estate value, together with the value of the Retail Master Lease, for a portfolio of properties that are mission critical to a large, national tenant, would attract a significant number of interested bidders and financing sources. Newmark’s expectations proved correct. 42. Approximately 500 parties that received the teaser executed a confidentiality agreement and gained access to the virtual data room. Numerous prospective bidders conveyed to Newmark that the opportunity was highly attractive and that they would be interested in acquiring some or all of the Properties. In addition to portfolio bids, the Trust received a significant number of bids from interested parties to buy some portion of the Properties. 43. Newmark also received an enthusiastic response from leading financing sources. Specifically, Newmark met with several institutional lenders, including, but not limited to: (i) a preeminent multinational investment bank and financial services institution; (ii) a leading private investment firm with significant experience in credit and real estate transactions; and (iii) a leading global financial services firm and multinational banking institution (“Company A”). 44. Each of these entities told Newmark that they believed the Trust’s portfolio looked promising and that they were potentially interested in serving as a financing source in any transaction. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

13 IV. The Onyx Transaction 45. In or around late spring 2025, the Trust began negotiating with Onyx, the real estate investment firm founded by Defendant Melchionda, for the sale of the Trust’s remaining Properties to Onyx. 46. Defendant Melchionda also serves as the lead principal for Onyx. In that capacity, he directs all of Onyx’s business activity. 47. At the outset of negotiations, the Trust believed that Defendant Melchionda and Onyx were reputable counterparties. Indeed, Onyx publicly touted an extensive track record of more than 100 transactions, including, on information and belief, transactions involving large- scale commercial real estate, such as shopping centers and residential real estate portfolios. The Trust had no reason to suspect that Defendant Melchionda and his associates were anything other than bona fide purchasers, capable of performing under a contract. 48. On May 16, 2025, Onyx and Seller executed a Letter of Intent (the “LOI”) for Buyer to purchase the Properties, commencing an exclusivity period during which Buyer was the sole potential buyer with whom Seller could transact. In the LOI, Onyx represented that it had a strategic capital partner who, together with Onyx’s affiliates, would fund 100% of the purchase price at closing without relying on debt financing. 49. The idea of an all-cash, 100% equity-funded purchase was highly attractive to the Trust because it would provide enhanced certainty of closing, including for the purposes of the Trust meeting its January 2026 liquidation date, and avoid the added risk and potential delay associated with an external financing contingency (such as added lender due diligence, financing conditions, and committee approvals). Onyx’s funding proposal would facilitate a smooth closing process and accomplish the Trust’s primary objective—a value-maximizing sale of its remaining Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

14 Properties on or before January 31, 2026. With these considerations in mind, the Seller accepted Onyx’s proposal based on Onyx’s representations of its ability to fund and close the Transaction. 50. Later, on June 16, 2025, Buyer and Seller executed the PSA to effectuate the Transaction.2 Importantly to the Trust, and (in part) based on Defendants’ representations and assurances regarding their funding resources and lack of contingencies, a closing date was set for September 8, 2025. 51. Defendants Onyx and Melchionda formed Buyer to function as the purchasing entity for the Transaction and party to the PSA. 52. At all relevant times, Defendant Melchionda has managed and exercised day-to- day control over the Buyer. 53. At Defendant Melchionda’s direction, Buyer agreed to the PSA. In that contract, Buyer represented that it had the power to perform its obligations thereunder, including its obligation to fund the full purchase price and close the Transaction. 54. Prior to the PSA’s signing, Defendant Melchionda also represented to the Trust that the Buyer was overcapitalized and that he had all of the funds to timely close on the Transaction. 55. These representations were fraudulent through and through. Defendant Melchionda and his associates knew (or recklessly disregarded) at the time such statements were made, as well as when both the LOI was sent to the Trust and when the PSA was executed, that Defendants did not have, had not secured, and were not able to secure, the $947.0 million in 2 In addition to the Tenant’s ROFO, certain of the Properties are subject to rights of first refusal (“ROFR”) in favor of ground lessors and/or Reciprocal Easement Agreement (“REA”) counterparties. After execution of the PSA, two REA counterparties exercised their respective ROFRs to purchase two Properties. Those two Properties were accordingly removed from the PSA. The Purchase Price was reduced to $934.6 million to reflect the removal of those two Properties. This left 117 Properties with Base Rent of $96.6 million. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

15 funding they represented they had. These representations served as the basis for both Onyx’s bid to purchase the Properties, as well as Seller’s decision to execute both the LOI and the PSA, and to tie up its remaining Properties exclusively with Buyer over the remaining PSA period and so close to the Trust’s pending liquidation date. Notwithstanding Defendants’ knowledge (or reckless disregard) of their true financial position relative to the $947 million purchase price, Defendants represented otherwise to induce the Trust’s and the Seller’s reliance. Had Defendant Melchionda and his associates not misrepresented their funding capacity and ability to close, the Trust would never have had Seller enter into either the LOI or the PSA, much less granted to Buyer the numerous buyer-friendly accommodations detailed below. V. The Transaction Was Structured to Facilitate Buyer’s Closing 56. The Trust’s paramount objective was to sell the Properties as promptly as reasonably possible in order (i) to generate cash for a timely return of capital to the Trust’s certificateholders and (ii) to permit the Trust to wind down in accordance with its governing terms. A timely close on the terms agreed in the PSA was therefore of the essence. 57. The Trust worked cooperatively with Buyer, agreeing to numerous accommodations to ensure that no unnecessary obstacles would prevent a timely closing. 58. Most notably, the Trust granted Defendant Melchionda the right to communicate directly with the Tenant. Section 6.2(a) of the PSA expressly provides that “Buyer and Buyer’s Representative shall have the right to correspond and meet with any party to the Master Lease, Master Sublease and any other sublease or occupancy agreement affecting any or all of the Individual Properties without obtaining Seller’s prior consent.” This access to the Tenant was granted to Defendants by the Trust so that Defendants could negotiate an amendment to the Retail Master Lease that favored Defendants’ own purchase. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

16 59. As is conventional in commercial real estate transactions, one of the closing conditions to the Transaction was the Seller’s obligation to deliver to the Buyer a tenant estoppel certificate (the “Qualifying Tenant Estoppel”). The purpose of the Qualifying Tenant Estoppel was to protect Buyer (as prospective successor landlord) from acquiring a leasehold relationship burdened by undisclosed defaults, disputes, or claims. With the Qualifying Tenant Estoppel, Tenant was required to certify that “there is no default now existing of Tenant or of Landlord under the Lease” and that Tenant “has no defenses, offset, claim or counterclaim against Landlord under the Lease.” PSA, Exhibit E. 60. Although securing the Qualifying Tenant Estoppel was a closing condition for which the Seller was responsible, Buyer undertook to obtain the Qualifying Tenant Estoppel using the direct access to the Tenant that the Trust had granted to Defendants. Indeed, that access was granted so that Defendants could negotiate an amendment to the Retail Master Lease—a potentially meaningful financial benefit to Buyer that would also facilitate delivery of the Qualifying Tenant Estoppel and a timely closing of the Transaction. These efforts would be spearheaded (and later improperly manipulated) by Melchionda. 61. On August 13, 2025, in furtherance of Defendants’ efforts to assist Seller in fulfilling its obligation to secure the Qualifying Tenant Estoppel, Seller, Onyx, and Tenant entered into a pre-negotiation agreement. Under that agreement, the parties agreed to engage in confidential discussions regarding a “potential amicable resolution of disputes” concerning an earlier assertion by the Tenant that the Trust and other entities were in breach of the Retail Master Lease by engaging in a marketing and sale process without first providing Tenant with a ROFO notice. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

17 62. The final off-market PSA concession from Seller to Buyer came in the form of a side letter agreement that allowed Buyer to negotiate “forward purchase and sale agreements” to pre-sell a number of Seller’s own Properties to prospective third-party purchasers identified in Seller’s own marketing process. This was an extremely beneficial structure for Buyer, as it presumably enhanced the economics of Buyer’s own purchase, in addition to providing Buyer with an additional source of funds. VI. When Buyer Proved Unable to Secure Funding to Close the Transaction, Defendants Hijacked the Properties Instead 63. Defendant Melchionda, acting as manager of Buyer, was in frequent contact with Neil Aaronson, President (Americas) of Hilco Trading LLC and Executive Director of Hilco Real Estate, the Trust’s managers. 64. After the PSA’s execution, Defendant Melchionda and his associates had multiple calls with Aaronson to discuss Transaction funding. During these calls, Defendants revealed for the first time that Onyx would not “fund 100% of the purchase price at closing without using debt financing,” contrary to the representations in their LOI and in prior discussions with the Trust and its advisors. Defendant Melchionda now claimed that Buyer had instead arranged sufficient debt financing to close the Transaction. A. The Original Closing Date and the Second PSA Amendment 65. Under Section 10.1 of the PSA, the closing was to commence at 11:00 a.m. (EST) on the Scheduled Closing Date (i.e., September 8, 2025), with the Adjusted Purchase Price Balance to be received by 3:00 p.m. (EST) by the Escrow Agent. 66. However, the closing did not occur as planned. As of September 8, 2025, three principal closing conditions remained unmet: (i) Buyer did not have the funds to close; (ii) according to Defendant Melchionda, Tenant had not yet provided the Qualifying Tenant Estoppel, Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

18 which Tenant was discussing with Defendants as part of Defendants’ negotiations of the aforementioned amendment to the Retail Master Lease; and (iii) a limited number of estoppels from ground lessors remained open; these were later delivered by Seller. 67. As far as funding the purchase price was concerned, Defendants Onyx and Melchionda continued to represent to the Trust that Buyer and Onyx had secured more than sufficient funding for the Transaction, but were not yet in a position to close. This included representations from Melchionda that he personally held $150 million in cash and securities and had an additional $300 million readily available to make up for any funding shortfall. 68. Based largely on Defendant Melchionda’s representations about his ability to fund the Transaction, Seller agreed with Buyer to a second amendment to the PSA (the “Second Amendment”). The Second Amendment extended the closing date to October 8, 2025 (the “First Extended Closing Date”). Second Amendment § 3(a). 69. The Second Amendment also gave Buyer two options to extend the closing date beyond October 8, 2025, depending on the status of the Qualifying Tenant Estoppel—which Seller understood Buyer was discussing with Tenant together with the aforementioned amendment to the Retail Master Lease. If Buyer had not received a Qualifying Tenant Estoppel (or an acceptable written commitment to provide one) by October 8, 2025, Buyer could extend the closing to November 7, 2025 (the “Second Extended Closing Date”) by giving Seller written notice. If Buyer had received the Qualifying Tenant Estoppel or commitment by October 8, 2025, Buyer could instead extend the closing to December 8, 2025, by giving the same notice and depositing approximately $7.5 million with the Escrow Agent. Second Amendment § 3(b)(i)-(ii). 70. If Buyer took the first option and extended to November 7, 2025, it had a further right to push the closing to December 8, 2025 (the “Alternative Second Extended Closing Date”). Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

19 To do so, Buyer had to give Seller written notice and deposit $3.0 million in additional funds with the Escrow Agent to the extent Buyer had not yet received a Qualifying Tenant Estoppel or commitment, or approximately $7.5 million if it had (Second Amendment § 3(b)(iii)). 71. Finally, if Buyer received a Qualifying Tenant Estoppel fewer than ten business days before the then-scheduled closing date, the closing would automatically extend for one final period of up to ten business days after receipt of the Qualifying Tenant Estoppel. This final extension was explicitly conditioned upon prior receipt of a Qualifying Tenant Estoppel. Second Amendment § 3(c). 72. Seller agreed to include this extension framework in the Second Amendment in part based on numerous representations by Defendant Melchionda and his associates, set forth in detail herein, that they had secured the funding needed to close. Had the Trust known the truth about Melchionda’s lack of funding (and lack of progress in securing the same) required to close the Transaction, it would have never agreed, through the Seller, to the Second Amendment. B. Defendant Melchionda and His Associates Exploit the Second Amendment’s Extensions and Misrepresent their Ability to Close 73. On or around October 8, 2025, Defendant Melchionda and his associates exercised their extension rights under the Second Amendment, extending the closing deadline to the Second Extended Closing Date (i.e., November 7, 2025). Thereafter, on or around November 7, 2025, Defendant Melchionda and his associates again exercised their extension rights, extending the closing deadline to the Alternative Second Extended Closing Date (i.e., December 8, 2025). 74. After the execution of the Second Amendment, and with the agreed extensions as alleged above, the Trust believed that the parties were moving toward closing, with Defendant Melchionda indicating that Buyer was “oversubscribed” on its funding. Based on Defendants’ representations, the Trust further believed that Defendant Melchionda was making genuine Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

20 progress toward agreeing to and documenting an amendment to the Retail Master Lease with Tenant and obtaining the Qualifying Tenant Estoppel, as well as securing the funding necessary to complete the Transaction. 75. What the Trust did not know, however, was that Defendant Melchionda and his associates had lied (and would continue to lie) to the Trust about the nature and status of their funding to close the Transaction, as well as the status of the amendment to the Retail Master Lease and Qualifying Tenant Estoppel. During this period spanning execution of the Second Amendment in September 2025 through early December 2025, Defendant Melchionda and his associates told the Trust an ever-shifting story about how they would fund the Transaction, with a revolving door of different partners, lenders, and proposals. Defendants’ shifting story had one consistent thread—that the promised funding either had been secured or was on the verge of being secured. Defendant Melchionda also repeatedly represented to the Trust that the amendment to the Retail Master Lease being discussed with Tenant was close to being finalized. None of this was true. These false assurances were designed to string the Trust along in its genuine belief that the Transaction was proceeding towards a timely closing. 76. Critically, as these extension months wore on, Melchionda and his associates abandoned their prior representations regarding equity funding and instead pivoted to a closing structure consisting almost entirely of debt financing that they represented was sourced from a mix of five to six lenders. 77. These purported lenders included: (i) Company A, which, as discussed above, is a leading global financial services firm and multinational banking institution; (ii) a large mutual life insurance and financial services company (“Company B”); (iii) a New York–headquartered SEC- registered alternative investment firm focused on real estate (“Company C”); (iv) a global Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

21 alternative investment manager operating in the credit, private equity, real estate, and infrastructure markets (“Company D”); (v) a real estate developer and investor (“Company E”); and (vi) a U.S.- based real estate private equity firm (“Company F”). 78. For example, on or around September 17, 2025, Defendant Melchionda called Aaronson and explained that Buyer had “five or six groups competing to provide financing,” with Company B being the most likely and preferred lender. 79. By early October, Defendant Melchionda was representing to the Trust that he had negotiated a non-binding term sheet with Company B for up to 94% debt financing and had separately obtained commitments from Company A and Company D for up to 82.5% debt financing. He also explained that he had been in discussions with Company E about serving as a potential joint venture partner to help secure the funding from Company A and Company D. 80. On or around October 14, 2025, Melchionda told the Trust that Company A and Company D would imminently, i.e., within a week, sign a term sheet to provide financing for the Transaction. Likewise, Melchionda represented that Company B had committed to provide funding for the Transaction and would be providing him with a term sheet that same day. 81. On October 20, 2025, Melchionda represented to the Trust that he had executed a term sheet with Company B to provide funding for the Transaction and that his funding with Company B was all but certain. Among other things, Melchionda represented to the Trust that the proposed funding had passed through two different committees at Company B, that Onyx had already wired to Company B a multi-million dollar commitment, that Company B had seen and reviewed the business terms of the Tenant’s Retail Master Lease, that no more due diligence was necessary, and that final signatures for Company B’s funding would be obtained by later that week. He likewise represented that he had signed a term sheet with Company A and Company D. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

22 82. By mid-November, however, the Defendants’ story changed yet again. Defendant Melchionda stated that Company B’s investment committee had apparently declined to fund the investment that Melchionda had assured Seller would be finalized in late October. Critically, however, he represented that Defendants were already arranging for alternative financing: Company A was positioned to carry the Transaction to closing, with Company D standing ready as a backup lender. This never happened. 83. Melchionda then claimed to be moving in yet another direction, under which he stated that Defendants would seek lower-leverage debt financing from Company A and Company F, and raise additional junior debt and equity from a larger group of providers, creating a more complex financing structure to close the Transaction. 84. The Defendants’ assurances and representations surrounding their funding status continued to change, though all the while Defendant Melchionda categorically asserted that he either had, or would have, the funding to close. On the other hand, the Defendants’ narrative about the amendment to the Retail Master Lease and Qualifying Tenant Estoppel remained static. Defendant Melchionda and his associates repeatedly assured Seller that they would secure the same, claiming that Onyx would reach “100% agreement w[ith] Simon” on a lease modification in exchange for a clean estoppel within the next “7-10 days,” and that the agreement would be “papered by 9/30.” Because the PSA contained an exclusivity clause requiring Seller to negotiate solely with Buyer for the duration of the PSA, Seller was contractually precluded from soliciting or entertaining offers from other prospective purchasers and therefore had no alternative but to rely on Defendant Melchionda’s representations. 85. As it turns out, all of the Defendants’ representations were false, which Defendant Melchionda knew when they were made, but which Seller could not have known at the time. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

23 C. The Final Extension and Melchionda’s Dirty Estoppel 86. By early December 2025, Buyer had exhausted every other extension granted by Seller under the Second Amendment. At this point, Buyer would have been acutely aware that the “no money down” purchase of the Properties that Defendant Melchionda was knowingly trying to engineer from the start had gone completely awry, and that there was no viable pathway to deliver the fully funded transaction Defendant Melchionda had falsely represented he would deliver. Section 3(c) of the Second Amendment, however, provided Buyer with one final extension up to ten business days, but only if Buyer received a Qualifying Tenant Estoppel. In other words, with the closing date already pushed 91 days beyond the original deadline, Defendant Melchionda’s ability to delay closing any further depended entirely on satisfying Section 3(c)’s one specific condition. 87. On December 8, 2025, Defendant Melchionda sent an email to Seller’s counsel stating, “On behalf of Onyx Partners Ltd., I am in possession of a clean estoppel from JCPenney for our portfolio transaction” (the “December 8 Estoppel”). In response, Buyer’s counsel confirmed this, noting, “We confirm this estoppel is an Acceptable Estoppel as defined in the PSA, as amended.” 88. The December 8 Estoppel constituted a Qualifying Tenant Estoppel, satisfying a closing condition and permitting Buyer to exercise the extension right under Section 3(c) of the Second Amendment. Consequently, Buyer received a fourth—and contractually final—extension of the Scheduled Closing Date, to December 22, 2025. 89. Nothing in the PSA or the Second Amendment allowed a Qualifying Tenant Estoppel, once received, to be later undone or replaced. Buyer having satisfied that key condition to the final extension, both the Trust and Seller reasonably anticipated the parties would close on December 22, as contemplated by the Second Amendment. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

24 90. Defendant Melchionda gave Seller no indication to think otherwise: just the contrary, during this final period as Seller stood ready, willing, and able to close, Defendant Melchionda doubled down on his categorical funding assurances to Seller. On or around December 15, 2025, a week before the then-scheduled December 22, 2025, closing date, Defendant Melchionda told Aaronson during a phone call that Buyer was “oversubscribed” for the equity component of its financing and “would be making a capital call on or around December 16, 2025, to ensure it had the equity component of the requisite funds lined up in time.” 91. Relying on Defendant Melchionda’s representations, Seller continued working toward its own closing obligations, expending millions of dollars in doing so. 92. A mere two days later, on December 17, 2025, Tenant emailed Seller stating: “[Buyer’s counsel] said [Seller] had requested a tenant estoppel.” Attached to the email was a new purported estoppel dated December 16, 2025 (the “December 16 Estoppel”). The December 16 Estoppel newly alleged a default under the Retail Master Lease, even though just a week earlier Tenant had delivered a Qualifying Tenant Estoppel stating no such default existed. That earlier estoppel was, of course, the key contractual condition to Buyer obtaining yet another—and final— closing extension. Buyer now, absurdly, claimed the Transaction could not close because the Qualifying Tenant Estoppel condition was not satisfied. 93. Seller never requested the December 16 Estoppel. Indeed, it would make no sense for Seller to have done so, because the parties had already satisfied the Qualifying Tenant Estoppel condition with the December 8 Estoppel and Seller had no need for another Qualifying Tenant Estoppel. The final extension was exercised on the basis of the December 8 Estoppel’s validity. The Trust noted the suspicious provenance of the December 16 Estoppel in Tenant’s email to Seller attributing Seller’s purported estoppel request to “Buyer’s counsel.” Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

25 94. Instead, the December 16 Estoppel was requested by Melchionda. This was no isolated act. That bait-and-switch—obtaining a Qualifying Tenant Estoppel to secure yet another closing extension, only to swap it for a “dirty” (non-qualifying) estoppel days later in order to further delay the closing that Defendants could not fund—was a calculated component of Defendant Melchionda’s strategy to delay the Transaction at every turn in order to buy time to raise purchase capital, which Defendants did not have despite their frequent and unambiguous factual assertions to the contrary. D. Defendant Melchionda Sought to Extract Un-bargained-for Rights from Seller Through Further Commercial Extortion 95. Defendant Melchionda improperly exploited the favorable tenant negotiation rights granted to Defendants by the Trust. Those rights were granted so that Defendants could negotiate an amendment to the Retail Master Lease that favored Defendants’ own purchase. Instead, Melchionda used that access to try to game the estoppel process (the same way he had gamed the funding process and the overall Transaction timeline) and attempt to extract from Seller benefits under the PSA for which the Buyer had not bargained. 96. Not more than a few hours after the Trust and Seller received the mysterious “dirty” December 16 Estoppel, Aaronson, Seller’s counsel, and Defendant Melchionda had a lengthy call in which Defendant Melchionda surprised Seller and advised the Trust that Buyer would not be ready or able to close the deal on the Scheduled Closing Date as the PSA required because he lacked the funds to do so, despite Defendants’ repeated statements to the contrary over seven months. Even more, despite having exhausted all contractual extension rights, Defendant Melchionda asked for yet another extension—for an indeterminate period—coupled with material changes to the nearly $1 billion Transaction’s structure. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

26 97. Buyer’s counsel sent the proposed terms of what would be Buyer’s extra- contractual (and fifth) extension to Seller in a December 19, 2025 email, three days before the now final (and four times extended) Scheduled Closing Date. Among other things, Buyer proposed that third-party purchasers of selected Properties identified in Seller’s own sale process and that Seller had previously turned over to Buyer, with whom Buyer—with Seller’s indulgence, in yet another accommodation to Buyer—had negotiated forward sale agreements would instead buy those Properties directly from Seller. The amount received by the Seller by selling a portion of its own Properties would somehow serve as Buyer’s consideration for yet another extension. 98. Buyer’s proposal was absurd on its face. Had Seller accepted this proposal, the Trust would have suffered further, permanent, and irreparable harm if Buyer again failed to close the Transaction as the Trust would have been left holding a subscale, patchwork remainder of the Properties with no realistic path to a comparable sale, let alone having allowed Buyer to essentially post Seller’s own equity as consideration for yet another extension of Buyer’s continued charade. 99. Seller thus rejected Buyer’s proposal on the phone with Defendant Melchionda on December 17, 2025, and again rejected the written proposal on December 19, 2025, stating: “Buyer confirmed in writing to Seller on December 8, 2025 that Buyer received an Acceptable Estoppel from Tenant, and Seller’s counsel reviewed and confirmed the Acceptable Estoppel was in Buyer’s possession. In reliance on that Acceptable Estoppel, Seller extended Buyer’s time to close until December 22, 2025 under the PSA, as amended. Accordingly, the condition under the PSA that Buyer receive an Acceptable Estoppel has been satisfied and, indeed, Buyer has already obtained a material benefit from the receipt of an Acceptable Estoppel. Seller will be ready, willing and able to close the Transaction on December 22, 2025, and Seller expects Buyer to close.” E. The Scheduled Closing Date 100. On December 22, 2025, Buyer did not wire any funds or take any other steps to close the Transaction, as it was required to do by that day. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

27 101. Accordingly, Seller sent Buyer a notice of default stating that “Buyer has failed to satisfy its obligations to (a) pay the Adjusted Purchase Price Balance to Escrow Agent by 3:00 PM (EST) on the Scheduled Closing Date (i.e., today, December 22, 2025) …” 102. The notice explained that the failure constituted a “Buyer Default,” and that “unless the Buyer Default is cured by the Buyer, and Buyer consummates the closing, within three (3) Business Days after the date hereof (i.e., by December 26, 2025) in accordance with the provisions of the PSA, the PSA shall be terminated by Seller.” After the cure period elapsed, Seller sent Buyer a second notice of default explaining that Buyer had been required to cure the Buyer Default and consummate the closing within the cure period. Because Buyer had not timely cured the Buyer Default or consummated the closing, Seller notified Buyer that the PSA was terminated effective immediately. 103. While Buyer was not ready to close on the closing date, Seller stood ready, willing, and able to close the Transaction at all relevant times. The Transaction’s collapse is attributable solely to Defendant Melchionda and his associates. Defendants simply did not have the funding, despite their repeated representations to the contrary throughout the more than seven-month process from the LOI through the termination of the PSA. VII. Seller Acted in Good Faith and Reasonably Relied on the Defendants’ Misrepresentations 104. From the LOI’s execution in May to mid-December, the Trust had over fifty in- person meetings or phone conversations with Defendant Melchionda and his associates. As alleged above, from March 2025 until Defendant Melchionda ran out of time for further obfuscation and lies, Defendants never represented anything other than total certainty that they either had secured, or would imminently secure, the funding requisite to be ready for a timely closing. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

28 105. In reliance on Defendants’ repeated representations concerning their access to capital, funding, and their ability and intent to close, the Trust and Seller were prohibited from marketing the Properties to other prospective purchasers, suspended or declined further negotiations with other interested buyers, and continued to devote substantial time, money, and resources to the Transaction with Buyer. That reliance caused concrete harm. Before entering into the PSA, the Trust had fielded inquiries from more than 500 prospective purchasers and several prospective lenders who expressed significant interest in the Trust’s portfolio. Had Defendants not repeatedly represented that funding was either secured or forthcoming and that they remained ready, willing, and able to close, the Trust would not have had the Seller enter into the PSA. Had the Trust known the truth about Defendants’ inability to close the Transaction, it would have coordinated with backup bidders and, if necessary, it would have, among other things, taken the steps needed to extend its term before being forced to seek an emergency extension. Plaintiffs refrained from taking these actions in reliance on Defendants’ misrepresentations. 106. Seller’s reliance is further demonstrated by the substantial accommodations it extended to Buyer throughout the Transaction process. 107. First, the Trust allowed Onyx and Melchionda to speak directly with the Tenant to negotiate an amendment to the Retail Master Lease that could benefit Buyer’s own purchase, and the associated discussions with Tenant regarding the Qualifying Tenant Estoppel. 108. Second, the Trust allowed the Buyer to negotiate the forward PSAs with third-party buyers identified in Seller’s own marketing process. Buyer entered into at least six such forward agreements covering more than 30 Properties, some of which were set to close concurrently with the main Transaction. As mentioned above, this was an extremely beneficial structure for Buyer, Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

29 as it presumably enhanced the economics of Buyer’s own purchase, in addition to providing Buyer with an additional source of funds. 109. Third, as documented above, Seller amended the PSA to provide Buyer with multiple extensions. 110. The Trust and the Seller agreed to these extraordinary, off-market concessions because they reasonably believed the Transaction would close. In fact, the Trust made public disclosures on July 25, September 8, October 8, November 7, and December 9, 2025, each stating that the Trust believed closing would occur according to the PSA, in reliance on Defendants’ assurances. These disclosures were filed with the SEC and made available to the Trust’s certificateholders. 111. Unfortunately, once the Defendants’ fraud was exposed and the buyer-friendly PSA terminated, Defendant Melchionda and his associates refused to walk away. Instead, they filed bad-faith litigation and commenced a misinformation campaign to hold the Properties hostage, create confusion in the marketplace, and extract leverage to which they were never entitled. VIII. The New York Action, the California Action, the Florida Action, the Texas Action and Notices of Pendency 112. On December 26, 2025, four days after Buyer failed to close the Transaction, Buyer filed suit against CTL Propco I LLC and related entities in the Supreme Court of the State of New York, New York County, captioned OPLTD JCP LLC v. CTL PROPCO I LLC et al., Index No. 656690/2025 (the “New York Action”). The complaint asserted claims for specific performance, breach of the implied covenant of good faith and fair dealing, and breach of contract. 113. The New York complaint alleged that Seller had defaulted by marketing Properties to other buyers, failing to disclose information about certain lawsuits threatening the Properties, Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

30 failing to deliver the Qualifying Tenant Estoppel, and refusing to further extend the closing. It demanded specific performance or, in the alternative, at least $200.0 million in damages. 114. On December 30, 2025, Buyer filed three notices of pendency in New York against Properties located in Brooklyn, the Bronx, and Staten Island. In February 2026, Buyer filed an additional action in California seeking, inter alia, specific performance, filing an additional 19 notices of pendency in California (the “California Action”). Additionally, Buyer filed ten notices of pendency in Texas and six in Florida (collectively with the New York and California notices of pendency, the “Notices of Pendency”). This resulted in a staggering 38 Notices of Pendency in total. 115. The filing of the New York Action, the California Action, and the Notices of Pendency was not undertaken in good faith to pursue bona fide legal claims. This is evident from the fact that Defendant Melchionda and his associates—still without funding or a definitive closing date—are seeking specific performance to enforce the PSA, which has since terminated. It is also evident from the fact that Defendants have now sent Seller multiple subsequent letters of intent— dated July 15, 2026, and July 28, 2026, respectively—that purport to submit bids to purchase the same Properties over which they assert a specific performance claim. These letters of intent each further state that, upon execution, the parties would negotiate and finalize a “mutually acceptable PSA.” Defendants’ attempts to negotiate a new PSA for the Properties demonstrate that Defendants recognize the PSA has properly terminated, that the parties are no longer bound by its terms, and that there is no “specific performance” of the original PSA that Buyer could obtain in the New York Action or the California Action. 116. No prospective buyer would invest nearly a billion dollars in real estate where there exists even the slightest possibility that its ownership interest could later be called into question. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

31 This has rendered the Trust unable to accomplish the single purpose for which it exists: to sell the Properties and return capital to its public certificateholders, over five years after that capital played a crucial role in reviving J.C. Penney, saving more than 60,000 jobs, and allowing over 600 stores to continue operating in hundreds of local communities. Moreover, Buyer’s widespread campaign to file the Notices of Pendency across the United States has imposed burdens on the Trust and Seller, and has come at the cost of significant time, money, and distraction given the different legal standards and procedures that must be separately navigated in multiple jurisdictions. 117. Seller is now further burdened by these malicious actions and resulting clouds on title to the Trust’s properties, additional legal costs, and substantial delays in completing the Trust’s pre-appointed liquidation. Seller has moved to dismiss the complaint filed in the New York Action and moved to vacate the Buyer’s New York Notices of Pendency. On May 4, 2026, the Supreme Court of New York, New York County heard oral argument on both motions, and the matter remains sub judice. 118. Similarly, taking on additional legal burden and costs, on April 17, 2026, Seller filed a motion to expunge the Buyer’s Notices of Pendency in California. A hearing took place on July 10, 2026, on that motion. Seller also filed a demurrer to dismiss the Buyer’s complaint filed in the California Action. Both of these motions remain sub judice. 119. Additionally, also at Seller’s legal burden and costs, in order to seek vacatur of the Notices of Pendency in Texas and Florida, states which do not require a pending action to file same, Seller was forced to bring nine petitions to quiet title in nine Texas state courts (the “Texas Action”) and a declaratory judgment action in Florida (the “Florida Action”). 120. In the Florida Action, on May 5, 2026, Seller filed a motion to dissolve the Buyer’s six (6) Notices of Pendency. Oral argument is currently scheduled on September 16, 2026. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

32 121. In the Texas Action, Seller moved to consolidate the nine separate actions that were brought in different counties into a single action in Denton County. Once the venues are formally transferred to Denton County, Seller will seek, inter alia, to vacate the Notices of Pendency on all ten of the Texas properties. IX. Public Statements and Marketplace Harm 122. Compounding the harm and confusion created by the New York Action, the California Action, and the Notices of Pendency, Defendants also published false and misleading statements to the media and the commercial real estate marketplace designed to blame the Seller for the Transaction’s collapse and to create the false impression that Buyer remained the rightful purchaser of the Properties. These statements were part of the same post-default and post- termination campaign as the New York Action, the California Action, and the Notices of Pendency: Defendants sought to preserve leverage over properties they had not purchased, cloud the market for the Trust’s assets, extract concessions from the Trust, and damage the Trust’s current and prospective business relationships. A. Misstatements Recorded in Publications 123. Defendants published false statements in at least six separate media outlets, which repeatedly blamed the Trust for the Transaction’s collapse and attributed the collapse to the Trust’s purported failure to satisfy Seller deliverables. 124. For example, on December 29, 2025, Forbes published a statement from Onyx. Onyx claimed, “Copper Property had failed to meet ‘all contractual conditions, including tenant estoppels.’” 125. On January 5, 2026, Bisnow published a statement from Melchionda, from December 26, 2025, that “Onyx Partners Ltd. continues to work toward closing the previously announced transaction in accordance with the purchase agreement” and that “[c]ertain customary Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

33 seller deliverables remain outstanding, including tenant-related documentation, and those items are being addressed.” Melchionda further stated that Onyx “was ready to close on the portfolio as soon as deficiencies on the seller’s side were addressed . . .” 126. These statements were false. Buyer had confirmed on December 8, 2025, that it was in possession of a Qualifying Tenant Estoppel, and Seller extended the closing date to December 22, 2025, in reliance on that confirmation. Buyer was not ready, willing, or able to close on December 22, 2025, for a simple reason: it did not have (and never did have) sufficient funds to close despite its repeated false representations to the contrary. Yet unlike Buyer, Seller had satisfied the relevant seller-side closing conditions necessary to close the Transaction. Quite simply, the PSA terminated in accordance with its terms because Buyer failed to deliver funds on the closing date and did not cure its default. Defendants subsequently engaged in an extended campaign of public misstatements and interference with Seller and the Trust in an attempt to deflect blame and obfuscate Buyer’s embarrassing failure. B. Misstatements Conveyed to Seller’s Broker 127. Defendants’ publication campaign also included direct communications to Newmark, Seller’s broker and market-facing advisor. On December 19, 2025, three days before the final closing date and in a further attempt to hide Defendants’ own failure and lack of funds in their dealings with a prominent broker in real estate markets, Onyx partner Aaron Hinchliffe emailed Seller representatives and copied Melchionda and Newmark representatives Robert Griffin, Paul Penman, David Douvadjian Jr., David Douvadjian, Sr., and Timothy O’Donnell. In that email, Hinchliffe asserted: “[a]s you know, Seller has received an estoppel from JCP disclosing certain defaults, and a clean estoppel is required in order for Buyer to close.” 128. Defendants directed that statement to Newmark because Newmark had led the marketing process and remained positioned to (inadvertently) repeat and broadcast Defendants’ Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

34 lies to the universe of potential purchasers and financing sources for the Properties identified in the Seller’s marketing process. Defendants knew that Newmark’s understanding of whether Seller had defaulted, whether the Properties remained encumbered by Buyer’s claimed rights, and whether Buyer remained in position to close could affect Newmark’s market-facing communications and impact Seller’s ability to resume efforts to market, sell, or finance the Properties. C. Leaks of Subsequent Purchase Offers 129. As discussed above in Paragraph 115, following the PSA’s termination, Defendant Melchionda and his associates sent two letters of intent purporting to bid to purchase the Properties on July 15 and July 28, 2026. Defendants have also spread misinformation about these purported communications to media outlets. On information and belief, Defendants leaked these bids to various media outlets in order to create the false impression that Onyx was still somehow the leading contender to purchase the Properties—despite the PSA having terminated and despite the inability to secure financing. The clear purpose and obvious effect of these leaks would be to undercut the Trust’s efforts to market and sell the Properties and to create the false impression amongst prospective buyers that Onyx and the Trust are somehow still engaged in ongoing discussions regarding the sale of the Properties. 130. On August 3, 2026, the Boston Business Journal published an article titled “Onyx Properties makes second bid for JCPenney portfolio, including North Shore location.” The article reports that Onyx is “trying again to buy part of JCPenney’s portfolio of retail stores, this time offering $934 million.” The article further reports that Defendant Melchionda is “confident that the firm’s new bid will be approved because it has demonstrated its ability to finance the deal and because it has been working collaboratively with the [Trust].” Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

35 131. On that same day, Retail Dive published an article titled, “Private equity firm tries again to buy 100-plus J.C. Penney stores.” The article also reports that Onyx offered $934.0 million for 117 Properties. The article further notes that certain terms of the recent bid were agreed upon in May 2025 and that “financing is fully in place.” 132. Of course, none of the claims in these articles are true. In fact, the statements in these articles, clearly sourced from Melchionda and his associates, are wholly detached from reality. Defendants are not “working collaboratively” with the Seller. Quite the opposite: Onyx is suing the Seller to try to force specific performance of the PSA—the same PSA that it has acknowledged is no longer operative by submitting two brand-new bids to purchase the Properties contingent on the execution of a new purchase and sale agreement. No substantive discussion about the Properties has occurred other than through the legal papers that have been filed in the various actions. Defendant Melchionda’s lies to the media regarding Onyx’s ability to fund a transaction echo the very misrepresentations Defendant made to the Trust and Seller over many months preceding Buyer’s default. X. Defendants’ Misinformation Campaign Has Directly Harmed the Trust’s Business Relationships 133. Defendants’ misinformation campaign has severely damaged and interfered with a number of the Trust’s current and prospective business relationships. 134. First, the Trust is party to numerous REAs, which govern Seller’s relationships with its REA counterparties, including the owners of the adjoining shopping centers at which the Trust’s Properties are located, as well as the other owners of the “anchor boxes” at such shopping centers. Since Defendants began spreading misinformation in the marketplace, the Trust has had to field repeated inquiries from its REA counterparties seeking to understand the confusion and disruption Defendants have caused. Responding to these inquiries and quelling the resulting Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

36 concerns has imposed yet another administrative burden and operational challenge on a Trust whose term was scheduled to expire months ago. These current relationships have been, and continue to be, damaged by the widespread confusion that Defendants have injected into the market. 135. Second, Defendants’ misinformation campaign has infected the Trust’s relationships with its financial advisors. For instance, in early 2026, the Trust sought to engage Company A for a financial advisory assignment for which Company A’s specialized real estate and financial expertise made it the Trust’s first choice among advisors. After approaching Company A with the prospective engagement, Company A’s response to the Trust was so delayed that the Trust abandoned hiring an advisor and decided to attempt the work itself. In explaining to Aaronson why it was so delayed in responding to the Trust’s potential assignment, Company A relayed that its extended delay owed to its attempts to sort through its own internal confusion regarding the Trust. Company A also relayed that its internal confusion resulted from another group within the Company A organization, apparently working on a competing assignment related to the Trust’s Properties, having been led to believe that Defendant Melchionda or one of his proxies were buying the Properties. This was despite the fact that, by that time, the PSA had already terminated and there was no further work to be done in connection with Defendant Melchionda’s now-defunct effort to purchase the Properties, whether directly or by proxy. As with the REA relationships described above, this is a current relationship that continues to be damaged by the confusion Defendants have sown in the market. 136. Third, Defendants’ false claims that they remain in the process of purchasing the Properties have also confused or impeded prospective lenders. When Newmark first marketed the Properties in 2025, it received a positive response from multiple prospective financing sources. In Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

37 a number of cases, the Trust has found that many of these and other lenders are or remain interested in assisting the Trust with potential financing secured by the Properties. However, in certain cases, lenders’ interest has been confused or stalled by Defendants’ misstatements and interference. For instance, in July 2026, a prominent global investment management firm specializing in credit, real estate and alternative lending (“Company G”) informed Aaronson that, while Company G views the Trust’s portfolio favorably, it is unwilling to engage in financing discussions regarding a new transaction because of the uncertainty created by the Defendants and their litigation over the status of the Properties. 137. This reaction is profoundly troubling, considering the fact that the PSA has terminated and Defendants did not purchase the Properties because they lacked the funds to close by the closing deadline. Defendants’ false statements have disrupted the Trust’s ability to readily engage with these prospective lenders, thereby causing direct harm to the Trust. 138. Fourth, the relationships most severely damaged by Defendants’ misinformation campaign are the Trust’s relationships with prospective real estate buyers. As a result of the New York Action, the California Action, and the Notices of Pendency, Seller cannot properly market or sell the Properties. Prospective buyers are hesitant to engage because the New York Action, the California Action, and Notices of Pendency have clouded title to the Properties. And even when prospective buyers have reached out to the Trust notwithstanding the pending New York Action, the California Action, and Notices of Pendency, those buyers have separately encountered Defendants’ false public statements—further undermining third-party buyers’ confidence in dealing with the Trust. 139. Fifth, Defendants’ actions have also interfered with the Trust’s leasing activities and rental opportunities with prospective tenants. For example, the Trust was recently approached Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

38 by a major, publicly traded retailer interested in fully leasing one of the Properties. Upon information and belief, Melchionda learned of this potential transaction through his broker and, in response, instructed his broker to tell the prospective tenant (the large, publicly traded retailer and a critical market participant in the Trust’s industry) not to engage with the Trust, on the basis that Melchionda intended to acquire the Property in the near term. Upon information and belief, this was not an isolated incident, and similar interference by Defendants has discouraged or delayed other market participants from engaging with the Trust. XI. Defendants’ Conduct Has Caused the Trust to Suffer Measurable Financial Harm 140. As a result of Defendants’ conduct, the Trust was forced to seek an unscheduled extension of its scheduled January 31, 2026, liquidation date. Repayments to the Trust’s public certificateholders have been delayed, and the Trust has suffered and continues to suffer financial damages across multiple aspects of its business and in excess of $150.0 million. 141. First, the Trust’s certificateholders have been deprived of the timely receipt of the $934.6 million in proceeds that would have been distributed had the Transaction closed as scheduled on December 22, 2025. The Trust exists for a single purpose: to sell the Properties and return to its public certificateholders capital that was originally used over five years earlier to revive J.C. Penney, save its more than 60,000 jobs, and preserve the operations of its over 600 stores in hundreds of local communities across the U.S. 142. Second, because Defendants’ conduct prevented the Trust from completing its wind-down on schedule, the Trust continues to incur nearly $1.0 million per month in operating costs—including asset management, insurance, professional fees, and compliance obligations— that it would not have needed to incur had the Transaction closed and the Trust fulfilled its purpose. 143. Third, Defendants’ conduct has impeded the Trust from capitalizing on favorable market conditions. Real estate investors and financial institutions have been reluctant to engage Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

39 with the Trust because of Defendants’ continued public and private assertions that Buyer remains the rightful purchaser. The commercial real estate sales and financing markets do not remain static, and every month of delay caused by Defendants’ interference represents a period of favorable buyer interest and lending conditions that the Trust has been unable to access. Market interest rates alone have increased materially over the period that the Trust has been prepared to pursue an alternative transaction, but for Defendants’ interference and malign actions to cloud title to the Properties. 144. Fourth, over the more than seven-month period between the PSA’s execution and Buyer’s default, the Trust has incurred significant legal, advisory, and diligence expenses attributable to the Transaction, expenses that the Trust would not have incurred had Defendants been forthright about their lack of funds and inability to finance the purchase. 145. Fifth, the Retail Master Lease’s fixed term is getting shorter every day. When the PSA was executed, the Retail Master Lease had 15.6 years of remaining term. The Defendants’ fraudulent conduct has already cost the Trust more than 7.3% of that term—and counting. As a result, any future buyer will acquire a Retail Master Lease with a shorter term, representing a significant opportunity loss for the Trust. This is because a prospective buyer will be acquiring a lease that is closer to the Retail Master Lease’s expiration date. In commercial real estate, the value of an income-producing property is driven not only by current rent, but also by the primary remaining lease term over which that rent is paid, and a shorter lease term may command a lower price. This is especially true for “net lease” real estate, such as the Properties, and in the sale of such net lease real estate. The fact that Seller has continued to collect rent from Tenant while Buyer holds the Properties captive does not mitigate this loss, because a dollar of rental income is not a one-for-one substitute for the capitalized value that Seller could have realized by selling the Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

40 Properties with the full 15.6-year lease term intact. While the Retail Master Lease contains potential extensions at the end of its fixed term, those extensions are purely optional in the Tenant’s hands, such that it is highly unlikely that any real estate buyer would factor those potential extensions into its assessment of the Properties’ value. 146. Finally, the Trust has been forced to expend significant resources addressing Defendants’ baseless New York Action, California Action, and the Notices of Pendency that Defendants filed across multiple states. These direct costs include attorneys’ fees, costs, and litigation expenses in New York, California, Texas, and Florida, incurred solely to clear the cloud that Defendants placed on the Properties—costs that are in addition to the additional fees, incremental expenses, the substantial loss in the market value of the Trust’s certificates, and additional operating costs incurred by the Trust as a direct result of Defendants’ misconduct. 147. Defendants’ misconduct has also gravely harmed the Trust’s certificateholders. The market value of the Trust’s publicly-traded certificates has declined materially since Defendants’ default, failure to close, and public campaign of vindictive litigation and misinformation, reflecting the market’s own assessment of the direct harm Defendants have caused to the Trust by: (i) repeatedly making false representations about Defendants’ financial resources and ability to fund the Transaction, personal liquidity and ability to close, for the purpose of stringing along the Trust and Seller while Defendants sought funding they did not have; (ii) defaulting under the PSA and failing to close; (iii) making false public and private assertions that have interfered with the Trust’s business relationships and cast a cloud on the Trust’s ability to operate and complete its business plan to sell the Properties, as well as the Trust’s ability to raise financing secured by the Properties; and (iv) filing the baseless and vindictive New York Action, California Action, and Notices of Pendency in multiple jurisdictions to cloud title and prevent both Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

41 re-marketing of the Properties and financing transactions secured by the Properties. The aggregate market value of the certificates was approximately $934.3 million based on the 20-day volume- weighted average public trading price (“20-Day VWAP”) following the public announcement of the Transaction. In the period immediately following the termination of the PSA due to the failure of Buyer to close, the aggregate market value of the Trust’s certificates declined to approximately $809.9 million based on the 20-Day VWAP, a decline of $124.4 million. 148. As a result of the costs that the Trust has incurred to address Defendants’ misconduct, the Trust also has been compelled to reduce the distributions paid to its certificateholders by approximately $9.8 million, thereby deepening the harm inflicted upon the very investors whose timely return of capital the Transaction was designed to ensure. Moreover, because Defendants’ misconduct prevented the Trust from selling the Properties and completing its wind-down on schedule, the Trust’s certificateholders have borne an additional, substantial opportunity cost and lost the time value of money from the delayed return of over $900 million of their capital. 149. The precise amount of Plaintiffs’ damages will be established at trial but is believed to exceed $150 million. COUNTS COUNT I Intentional Interference with Business Relations (Against All Defendants) 150. Plaintiffs repeat and reallege each and every allegation set forth in the preceding paragraphs as though fully set forth herein. 151. The Trust has established relationships with myriad stakeholders who are important to the conduct of its business, including: (i) the owners of the shopping centers and other “anchor boxes” at the shopping centers adjoining the Properties; (ii) the Trust’s Tenant; (iii) prospective Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

42 tenants and other third parties seeking to do business with the Trust; (iv) the Trust’s ground lessors; (v) the Trust’s financial and real estate advisors; and (vi) prospective purchasers of the Properties and prospective lenders. 152. Defendants knowingly and deliberately interfered with the Trust’s business relationships through improper means and for improper purposes, including, without limitation, by: (i) communicating with certain of the Trust’s REA counterparties and prospective tenants after the termination of the PSA and falsely suggesting to those counterparties that they should deal with Onyx, rather than the Trust, because Onyx was close to buying the Properties; (ii) making and disseminating false statements, in both private communications and the public marketplace, purporting to blame the Trust for the failed closing and representing that Buyer remained the purchaser of the Properties; and (iii) all the while, conducting a campaign to cloud title and prevent both re-marketing of the Properties and financing transactions secured by the Properties through, without limitation, the filing of the New York Action, the California Action, and the Notices of Pendency. 153. The Trust has a business relationship with Company A, and Defendants were aware of that relationship. As alleged above in Paragraph 135, the Trust was unable to engage Company A on a timely basis for an important advisory assignment due to Defendants’ campaign to sow misinformation in the marketplace. This advisory assignment would have been valuable to the Trust due to Company A’s specialized real estate and financial expertise. 154. The Trust has prospective business relationships with other potential purchasers for the remaining Properties. The Trust’s willingness to sell, the Properties’ desirability, the more than 500 inquiries generated by the initial marketing process, and Buyer’s own pursuit of the Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

43 Properties support a plausible inference that other prospective purchasers existed and that Defendants understood that possibility. 155. At all relevant times, the Trust had a reasonable expectation of economic benefit from those probable future relationships with alternative purchasers to whom it may sell the Properties. Prior to executing the PSA with the Buyer and the misconduct by Defendants as alleged herein, the Trust had already marketed the Properties through professional advisors and had received substantial market interest (including financing interest among prospective lenders). As a result of Defendants’ non-performance and other misconduct the Trust was left with 117 unsold retail Properties. 156. Defendants knew of the Trust’s relationships with prospective third-party buyers of the Properties and that, when Buyer failed to close, the Trust would need to re-market and sell the Properties in order to fulfill the Trust’s purpose and return capital to its certificateholders. Defendants also knew of the Trust’s relationships with prospective lenders and that, when Buyer failed to close, prospective third-party buyers would need viable financing sources to purchase the Properties, as well as the potential appeal to the Trust of financing the Properties itself (with or without sales of the Properties) as a source for returning capital to its certificateholders. 157. The Trust has prospective business relationships with potential lenders. As with the prospective buyers, this is demonstrated by the Properties’ desirability and the positive initial response Newmark received from several well-regarded banks and private debt providers when it first marketed the Properties. This supports a plausible inference that numerous prospective lenders existed and Defendants were well aware of this. At all relevant times, the Trust had a reasonable expectation of economic benefit from its probable future relationships with potential Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

44 lenders who might finance the Properties, but interest from those lenders has been confused or stalled by Defendants' misstatements and interference. 158. As a direct and proximate result of Defendants’ intentional interference, the Trust has suffered and continues to suffer substantial economic harm, including but not limited to loss of re-marketing opportunities, inability to sell the Properties, inability to raise debt financing secured by the Properties, delayed certificateholder repayments, damaged relationships with financial institutions and its REA counterparties, and significantly increased transaction and professional costs, including the administrative costs and burdens of correcting the misinformation in the market, as well as the legal costs of contesting the Notices of Pendency, New York Action and the California Action. COUNT II Common-Law Fraud (Against All Defendants) 159. Plaintiffs repeat and reallege each and every allegation set forth in the preceding paragraphs as though fully set forth herein. 160. Between May and December 2025, Defendants, principally through Melchionda, made repeated false representations of material present facts to Seller. Defendants’ representations included false and misleading statements about Defendants’ current access to funding, current lenders, current personal liquidity and credit lines, and most importantly, current ability and intent to close the Transaction by the applicable closing date. 161. On May 16, 2025, Onyx and Seller executed the LOI. Onyx represented that it had a strategic capital partner who, together with Onyx’s affiliates, would fund 100% of the purchase price at closing without using debt financing. This statement was materially false when made. No such committed strategic capital partner existed, and Defendant Melchionda knew this to be the case as of May 16, 2025. Defendant Melchionda further knew that an all-cash, no-debt transaction Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

45 would be highly attractive to any seller. These representations were a material inducement to Seller, and Seller relied on these false representations when it decided to enter into the PSA and to forgo negotiations with other prospective purchasers or lenders. In fact, contrary to Defendant Melchionda’s May 2025 representations, including in the LOI, Defendant Melchionda and his associates began searching for a strategic capital partner soon after the PSA was executed in mid- June 2025, precisely because their prior representations to Seller were false. Over the ensuing months, despite having represented that they would fund 100% of the purchase price at closing without using debt financing, Defendants launched an increasingly desperate and poorly managed campaign to find a lender or lenders willing to cover Defendants’ lack of capital, culminating in Defendant Melchionda spending months attempting to convince an insurance company to lend Onyx over 90% of the purchase price. The rapidity with which Defendants’ funding assurances to the Trust morphed into a “no money down” scramble for leverage is evidence that Defendants never had sufficient funding and that Onyx’s original funding representations to the Trust and in the LOI were false when made. 162. In addition to making pre-PSA statements that, inter alia, he was overcapitalized and would be able to timely close the Transaction, following the PSA’s signing, Defendant Melchionda represented to Seller that he personally held approximately $150.0 million in cash and securities, together with $300.0 million in available credit lines, and that he was prepared and able to deploy those funds to ensure that the Transaction closed on time. Melchionda was purporting to represent a then-existing fact, and was not making a statement of opinion, prediction, or mere puffery. These representations were false when made: Melchionda did not, in fact, have such funding, hold these assets or have access to these personal financial resources at that time. Defendant Melchionda’s representations induced Seller not to abandon the Transaction and not to Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

46 contract with other prospective purchasers or lenders. That Melchionda did not possess or have access to the funding he represented is further confirmed by Buyer’s inability to close the Transaction on the closing dates. 163. On September 17, 2025, Melchionda told Aaronson that Buyer had “five or six groups competing to provide financing.” The representation was materially false when made: Defendant Melchionda did not have five or six financing groups, or any committed financing, lined up at that time. Defendant Melchionda knew the representation was false because, as Buyer’s manager, the status of Buyer’s financing efforts was fully within his knowledge. He made this representation to create the false impression that Buyer had the financial capacity to close when it did not. These representations induced Seller not to abandon the Transaction and not to contract with other prospective purchasers or lenders. 164. On or around December 15, 2025, Defendant Melchionda told Aaronson during a phone call that Buyer was “oversubscribed” for the equity component of its funding and “would be making a capital call on or around December 16, 2025, to ensure it had the equity component of the requisite funds lined up in time.” This was a specific, factual representation concerning the status of Buyer’s equity funding, and not opinion or puffery. The representation was materially false when made: Buyer was not oversubscribed for equity, and no capital call was made on or around December 16, 2025, nor at any time thereafter. Melchionda knew the representation was false because the status of Buyer’s equity commitments and capital calls was fully within his knowledge. He made the representation to create the false impression that Buyer’s equity funding was secured and imminent. These representations induced Seller not to abandon the Transaction and not to contract with other prospective purchasers or lenders. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

47 165. Each of these representations was false at the time it was made. Defendants never had committed funding sufficient to close the Transaction on the terms agreed in the PSA. Each successive financing theory was abandoned without explanation. Defendant Melchionda’s purported personal liquidity, credit lines, and equity commitments never materialized. 166. Defendants knew these representations were false at the time that Defendants made them (or made them with reckless disregard for their truth or falsity) and made them for the purpose of inducing Seller to continue toward closing, to refrain from marketing to other prospective purchasers, to grant extensions of the closing date, and to provide other accommodations that benefited Defendants. 167. Seller reasonably relied on each and every one of Defendants’ false or misleading representations by, among other things: (i) continuing to work with Buyer toward closing; (ii) making public disclosures under the securities laws to certificateholders that the closing would occur; agreeing to the framework in the Second Amendment that provided for multiple extensions of the closing date; (iii) providing several off-market concessions to Buyer; (iv) incurring millions of dollars in closing preparation costs; and (v) foregoing other opportunities to market the Properties to other prospective purchasers or engage with prospective lenders. Seller’s reliance on Defendants’ false and misleading statements was reasonable because Defendants held themselves out as sophisticated market participants with the financial capacity and transactional wherewithal to acquire the Properties, and because the true status of Buyer’s financing was uniquely within Defendants’ knowledge and control. Seller was not privy to Defendants’ funding negotiations, lender communications, capital arrangements, or internal funding resources and assessments of their own ability to close. Seller therefore had no practical means to verify the truth of Defendants’ funding representations and reasonably relied on the information Defendants chose to provide. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

48 168. As a direct and proximate result of Defendants’ fraud, the Trust has suffered and continues to suffer substantial damages. COUNT III Violation of G.L. c. 93A, § 11 (Against All Defendants) 169. Plaintiffs repeat and reallege each and every allegation set forth in the preceding paragraphs as though fully set forth herein. 170. Defendants’ misconduct occurred in trade or commerce and included a sustained course of false assurances regarding their ability to fund the Transaction and the status of such funding, as well as both private and public misstatements that concealed Buyer’s lack of financial capacity, all the while conducting a campaign designed to cloud title and prevent both re-marketing of the Properties and financing transactions secured by the Properties. 171. Defendants engaged in trade or commerce within the meaning of chapter 93A. 172. Defendants’ conduct was unfair and deceptive within the meaning of chapter 93A, including but not limited to: (i) repeatedly making false representations about Defendants’ financial resources and ability to fund the Transaction, personal liquidity, and ability to close, for the purpose of stringing along the Trust and Seller while Defendants sought funding they did not have; (ii) making false public and private assertions blaming the Trust for the Transaction’s failure, which were designed to impair the Trust’s ability to operate, sell and/or finance the Properties; (iii) causing harm to the Trust in the commercial marketplace; (iv) exploiting the Trust’s imminent term-expiration deadline to extract concessions; and (v) filing the baseless and vindictive New York Action, California Action, and Notices of Pendency to cloud title in multiple jurisdictions and prevent both re-marketing of the Properties and financing transactions secured by the Properties. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

49 173. The conduct at issue occurred primarily and substantially in Massachusetts. Onyx maintained its principal place of business at 220 Reservoir Street, Suite 3, Needham, Massachusetts, and Melchionda is a Massachusetts resident who directed the relevant conduct from Massachusetts. Defendants also used Massachusetts-based counsel. Moreover, the Transaction itself emanated from Massachusetts: the Trust marketed the Properties through Newmark, whose team ran the process to market the Properties from Massachusetts, and Newmark had several in-person meetings with Melchionda in the greater Boston area. Defendants subsequently injected the false “seller default” narrative into that Massachusetts-led market channel. 174. As a direct and proximate result of Defendants’ unfair and deceptive conduct, the Trust has suffered a loss of money and property. 175. Defendants’ conduct was knowing and willful, entitling Plaintiffs to treble damages and attorneys’ fees and costs under G.L. c. 93A, § 11. COUNT IV Aiding and Abetting Tortious Conduct (Against Defendant Anton Melchionda) 176. Plaintiffs repeat and reallege each and every allegation set forth in the preceding paragraphs as though fully set forth herein. 177. Defendant Melchionda used his personal role as principal at Onyx to direct and substantially assist the corporate Defendant’s tortious conduct, including but not limited to: (i) repeatedly making false representations about Defendants’ financial resources and ability to fund the Transaction, his personal liquidity and Defendants’ ability to close, for the purpose of stringing along the Trust and Seller while Defendants sought funding they did not have; (ii) making false public and private assertions blaming the Trust for the Transaction’s failure, which were designed to impair the Trust’s ability to operate, sell and/or finance the Properties; (iii) causing harm to the Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

50 Trust in the commercial marketplace; (iv) exploiting the Trust’s imminent term-expiration deadline to extract concessions; and (v) filing the baseless and vindictive New York Action, California Action, and Notices of Pendency in multiple jurisdictions to cloud title and prevent both re-marketing of the Properties and financing transactions secured by the Properties. 178. To the extent any tortious conduct alleged herein is attributed to the corporate Defendant Onyx as the principal tortfeasor, Melchionda individually aided and abetted that tortious conduct by actively participating in and substantially assisting every aspect thereof. 179. Melchionda personally and repeatedly made false representations to Seller and Aaronson about Defendants’ financial resources and ability to fund the Transaction, his personal liquidity and Defendants’ ability to close, for the purpose of stringing along the Trust and Seller while Defendants sought funding they did not have. Melchionda personally made false public and private assertions blaming the Trust for the Transaction’s failure, which were designed to impair the Trust’s ability to operate, sell and/or finance the Properties. Melchionda personally directed the baseless and vindictive filing of the New York Action, the California Action, and Notices of Pendency in multiple jurisdictions to cloud title and prevent both re-marketing of the Properties and financing transactions secured by the Properties. Melchionda had actual knowledge of the tortious nature of this conduct and actively participated in and substantially assisted its commission. 180. As a direct and proximate result of the aiding and abetting by Melchionda, the Trust has suffered the damages alleged herein. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

51 PRAYER FOR RELIEF WHEREFORE, Plaintiffs respectfully request that this Court enter judgment in their favor and against Defendants and award the following relief: A. Enter Judgment for Plaintiffs and against Defendants on all counts of this Complaint; B. Award Plaintiffs damages in an amount to be determined at trial, but believed to be at least $150 million; C. Award Plaintiffs up to treble damages, together with reasonable attorneys’ fees and costs, pursuant to M.G.L. c. 93A, § 11; D. Award Plaintiffs pre-judgment and post-judgment interest as provided by law; and E. Award such other and further relief as the Court may deem just and proper. RESERVATION OF RIGHTS Plaintiffs reserve the right to amend this Complaint to add additional parties, claims, or allegations as discovery may reveal, including but not limited to additional current or prospective business relationships that were impaired, additional market participants who received false information from Defendants, additional financing communications, and additional categories of damages. Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number

52 JURY DEMAND Plaintiffs hereby demand trial by jury on all claims and issues so triable. Dated: Boston, Massachusetts /s/ Peter L. Welsh August 25, 2026 Peter L. Welsh (BBO # 643261) C. Thomas Brown (BBO # 667558) J. William Piereson (BBO # 698636) Cambrey C. Dent (BBO # 705277) ROPES & GRAY LLP 800 Boylston Street Boston, MA 02199 Telephone: (617) 951-7000 Fax: (617) 951-7050 peter.welsh@ropesgray.com thomas.brown@ropesgray.com will.piereson@ropesgray.com cambrey.dent@ropesgray.com Y. David Scharf* David E. Ross* Amber R. Will* MORRISON COHEN LLP 909 Third Avenue New York, NY 10022 Telephone: (212) 735-8600 Fax: (212) 735-8708 ydscharf@morrisoncohen.com dross@morrisoncohen.com awill@morrisoncohen.com *Pro hac vice application forthcoming Attorneys for Plaintiffs GLAS Trust Company, LLC, as Trustee of Copper Property CTL Pass- Through Trust, CTL PROPCO I LLC, CTL PROPCO I L.P., CTL PROPCO PR I LLC, and CTL PROPCO PR II LLC Date Filed 8/25/2026 3:45 PM Superior Court - Suffolk Docket Number